 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

Stony Hill Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55523

(Commission File Number)

81-1699502

(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 1000

Beverly Hills, California 90212

(Address of principal executive offices)(Zip Code)

(310) 356-7374

Registrant’s telephone number, including area code

2355 Westwood Blvd., Suite 349

Los Angeles, California 90064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On March 13, 2017, Stony Hill Corp., a Nevada corporation (the “Company”), received confirmation of effectiveness of entering into a Joinder and Amendment to Share Purchase Agreement (the “Agreement”), dated November 30, 2016, with Cannabi-Tech Ltd., an Israel entity (“Cannabi-Tech”), pursuant to which, the Company acquired 29,571 Ordinary Shares of Cannabi-Tech for a purchase price of $50,000.

The 29,571 Ordinary Shares of Cannabi-Tech represent less than 5% of the equity securities of Cannabi-Tech, and the Company has no agreement, arrangement or understanding with Cannabi-Tech or any holder of securities of Cannabi-Tech with respect to the operations or management of Cannabi-Tech.

Cannabi-Tech, based in Israel, is a provider of lab-grade medical cannabis quality control testing systems.

Item 7.01 Regulation FD Disclosure.

On March 14, 2017, the Company issued a press regarding its purchase of the 29,571 Ordinary Shares of Cannabi-Tech. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 referenced herein is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, unless we expressly incorporate such information by reference.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits:

Exhibit	Description

99.1	Press release dated March 14, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stony Hill Corp.

Date: March 14, 2017	By:	/s/ John Brady
	Name:	John Brady
	Title:	Secretary

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